GRIFFON CORPORATION

                                              Contact:         Robert Balemian
                                                               President
                                                              (516) 938-5544

                         GRIFFON CORPORATION ANNOUNCES
                         -----------------------------

         RECORD OPERATING RESULTS FOR THE SECOND QUARTER OF FISCAL 2004
         --------------------------------------------------------------

     Jericho, New York, April 29, 2004 - Griffon Corporation (NYSE:GFF) today reported record operating performance for the second quarter of fiscal 2004, ended March 31, 2004, with each of its operating units reflecting increases in sales, operating income and margins.

     Net sales for the quarter were $317,636,000 compared to $277,330,000 for the second quarter of fiscal 2003. Income before income taxes increased to $19,348,000 from $11,236,000. Net income was $8,662,000 in the current quarter, up from $4,617,000 in the second quarter of 2003. Basic earnings per share for the quarter was $.29 compared to $.14 last year and diluted earnings per share was $.27 compared to $.14 in 2003.

     Specialty plastic films reflected substantially higher sales and operating profit. The sales growth was due to an improved product mix, selling price adjustments to pass through raw material price increases to customers and the effect of a weaker U.S. dollar on translated foreign sales. Specialty plastic films' operating profit benefited from the sales growth and increased operating efficiencies. The building products operations contributed to the quarter's improved operating results with higher unit sales of garage doors in both the retail and dealer channels of distribution, sales gains in installation services and its elimination last year of an underperforming location and effective expense control. The electronic information and communication systems segment, Telephonics, had higher sales and operating profit due to the effect of recently awarded contracts and growth in defense production programs. Consolidated

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earnings in the  quarter  reflected  increased  interest  expense of  $1,100,000 associated with the company's convertible subordinated notes which were sold in the latter part of fiscal 2003.

     Net sales for the six months ended March 31, 2004 were $656,138,000 compared to $579,484,000 for the first six months of fiscal 2003. Income before income taxes for the six months rose to $45,006,000, up from $32,317,000 last year. Net income increased to $21,777,000 from $15,537,000 for the first six months of 2003. Diluted earnings per share for the first half was $.69 compared to $.46 last year.

     Cash flow from operations during the quarter was $18,000,000 which was used to fund treasury stock purchases of $9,000,000 and capital expenditures of $10,000,000, principally for the specialty plastic films segment's capital expansion programs.

   Griffon Corporation  -

o is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;

o installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

o is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

o    develops  and  manufactures   information  and  communication  systems  for
     government and commercial markets worldwide.


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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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


                              GRIFFON CORPORATION
                              -------------------
                              OPERATING HIGHLIGHTS
                              --------------------
             (Unaudited, in thousands except for per share amounts)

                                                              For the Three Months Ended    For the Six Months Ended
                                                                       March 31,                   March 31,
                                                              --------------------------    ------------------------
                                                                  2004          2003           2004           2003
                                                                  ----          ----           ----           ----
 Net sales:
   Garage Doors                                                 $ 96,093      $ 82,886       $217,953       $196,349
   Installation Services                                          72,332        66,672        149,037        138,992
   Specialty Plastic Films                                       106,613        92,129        210,614        179,471
   Electronic Information and Communication Systems               47,259        40,612         88,899         76,373
   Intersegment eliminations                                      (4,661)       (4,969)       (10,365)       (11,701)
                                                                --------      --------       --------       --------
                                                                $317,636      $277,330       $656,138       $579,484
                                                                ========      ========       ========       ========
 Operating income:
   Garage Doors                                                 $  3,964      $  2,966       $ 17,224       $ 13,883
   Installation Services                                           1,692           528          4,698          2,207
   Specialty Plastic Films                                        15,142         9,156         28,082         19,822
   Electronic Information and Communication Systems                3,669         2,894          5,699          4,616
                                                                --------      --------       --------       --------
     Segment operating income                                     24,467        15,544         55,703         40,528
 Unallocated amounts                                              (3,360)       (3,450)        (7,088)        (6,584)
 Interest expense, net                                            (1,759)         (858)        (3,609)        (1,627)
                                                                --------      --------       --------       --------
   Income before income taxes                                     19,348        11,236         45,006         32,317
 Provision for income taxes                                       (7,159)       (4,269)       (16,652)       (12,280)
                                                                --------      --------       --------       --------
   Income before minority interest                                12,189         6,967         28,354         20,037
 Minority interest                                                (3,527)       (2,350)        (6,577)        (4,500)
                                                                --------      --------       --------       --------
   Net income                                                   $  8,662      $  4,617       $ 21,777       $ 15,537
                                                                ========      ========       ========       ========

 Earnings per share of common stock:
      Basic                                                       $ .29         $ .14          $ .73          $ .47
                                                                  =====         =====          =====          =====
      Diluted                                                     $ .27         $ .14          $ .69          $ .46
                                                                  =====         =====          =====          =====
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